UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2016

SKULLCANDY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35240	56-2362196
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 West Ute. Blvd, Suite 250

Park City, Utah 84098

(Address of principal executive offices, including zip code)

(435) 940-1545

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by Skullcandy, Inc. (the “Company”) on August 24, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), with MRSK Hold Co., a Delaware corporation (“Parent”), and MRSL Merger Co., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, on September 1, 2016, Merger Sub commenced a tender offer to purchase all of the outstanding shares of common stock, par value $0.0001 per share, of the Company (the “Shares”), at a price of $6.35 per Share, net to the holder thereof in cash, subject to reduction for any applicable withholding taxes, without interest (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 1, 2016 (as amended, the “Offer to Purchase”) and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each has been amended or supplemented from time to time, constitute the “Offer”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Offer and withdrawal rights expired as scheduled at 12:00 midnight, New York City time, at the end of the day on Thursday, September 29, 2016 (one minute after 11:59 p.m., New York City time, on September 29, 2016, such date and time, the “Expiration Time”). American Stock Transfer & Trust Company, LLC, the depositary for the Offer, advised that, as of the Expiration Time, 22,860,231 Shares had been validly tendered and not properly withdrawn pursuant to the Offer, representing approximately 79.3% of the then issued and outstanding Shares. In addition, the depositary advised that, as of the Expiration Time, Notices of Guaranteed Delivery had been delivered for 349,098 Shares, representing approximately 1.2% of the then issued and outstanding Shares. Accordingly, the minimum tender condition to the Offer was satisfied. As a result of the satisfaction of the foregoing condition and each of the other conditions to the Offer, Merger Sub accepted for payment all Shares that were validly tendered and not properly withdrawn pursuant to the Offer.

On October 3, 2016, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), Merger Sub was merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became a wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”) and pursuant to the terms and conditions of the Merger Agreement, each outstanding Share, other than any Shares owned by Parent, Merger Sub, or the Company or any of their respective wholly owned subsidiaries, or by stockholders who have validly exercised their appraisal rights under the DGCL, were canceled and converted into the right to receive an amount in cash equal to the Offer Price, payable to the holder thereof on the terms and subject to the conditions set forth in the Merger Agreement.

The aggregate consideration paid by Parent and Merger Sub in the Offer and Merger was approximately $196.4 million, without giving effect to related transaction fees and expenses. Parent and Merger Sub funded the payments to be made in connection with the Offer and the Merger through a combination of an equity contribution funded by Mill Road Capital II, L.P., borrowings under a credit facility in an aggregate principal amount of $125 million with PNC Bank, National Association, as Administrative Agent and Cerberus Business Finance, LLC, as Collateral Agent, and the lenders from time to time party thereto, and a portion of the Company’s available cash at the Effective Time.

The foregoing summary of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on August 24, 2016 and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) on October 3, 2016 that the Merger was consummated, and trading of the common stock of the Company on The NASDAQ Global Market has been suspended. Accordingly, NASDAQ has filed a notification of delisting of the Company’s common stock from The NASDAQ Global Market and deregistration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 with the SEC. The Company intends to file a certification on Form 15 with the SEC to cause the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act to be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.	Changes in Control of the Registrant.

As a result of Merger Sub’s acceptance for payment of all Shares that were validly tendered and not properly withdrawn in accordance with the terms of the Offer, a change of control of the Company occurred on September 30, 2016. As a result of the consummation of the Merger pursuant to Section 251(h) of the DGCL on October 3, 2016, the Company is now a wholly owned subsidiary of Parent.

The information disclosed under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of Rick Alden, Doug Collier, S. Hoby Darling, Jeff Kearl, Scott Olivet, Heidi O’Neill and Greg Warnock resigned from his or her respective position as a member of the Company’s Board of Directors, and any committee thereof, effective at the Effective Time. At the Effective Time, the size of the Board of Directors of the Company was reduced to one member and Thomas E. Lynch became the sole member of the Board of Directors of the Company by operation of the Merger Agreement.

Information about Mr. Lynch is contained in the Offer to Purchase, which information is incorporated herein by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation and bylaws of the Company were amended and restated in their entirety in the forms filed as Exhibits 3.1 and 3.2 hereto, respectively, which are incorporated by reference herein.

Item 8.01.	Other Events.

On October 3, 2016, the Company and Mill Road Capital issued a joint press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 23, 2016, by and among Skullcandy, Inc., MRSK Hold Co. and MRSL Merger Co. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, event date August 23, 2016, filed with the SEC on August 24, 2016).

3.1	Amended and Restated Certificate of Incorporation of Skullcandy, Inc.*

3.2	Amended and Restated By-laws of Skullcandy, Inc.*

99.1	Joint Press Release, dated October 3, 2016.*

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skullcandy, Inc.

October 3, 2016	By:	/s/ Patrick Grosso
Patrick Grosso
Vice President, Strategic Initiatives and Corporate Affairs, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 23, 2016, by and among Skullcandy, Inc., MRSK Hold Co. and MRSL Merger Co. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, event date August 23, 2016, filed with the SEC on August 24, 2016).

3.1	Amended and Restated Certificate of Incorporation of Skullcandy, Inc.*

3.2	Amended and Restated By-laws of Skullcandy, Inc.*

99.1	Joint Press Release, dated October 3, 2016.*

*	Filed herewith.